Ames True Temper Reports First Quarter Results

-Net sales increase $13.9 million on strong demand for snow tools

CAMP HILL, Pennsylvania, February 11, 2008 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal 2008 first quarter ended December 29, 2007.

First Quarter Results (13-week Period Ended December 29, 2007)

Net sales for the thirteen week period ended December 29, 2007 were $98.8 million, a 16.4 percent increase over $84.9 million for the thirteen week period ended December 30, 2006. Net loss for the first quarter of fiscal 2008 was $3.8 million, compared to a net loss of $9.2 million for the first quarter of fiscal 2007. Adjusted EBITDA (which is reconciled to net loss on the attached table) for the first quarter of fiscal 2008 was $9.0 million compared to adjusted EBITDA for the first quarter of fiscal 2007 of $7.3 million.

“Significant snowfall in Canada and much of the U.S. contributed to the strong retail demand for our snow products at major retailers versus the same period in the prior year. We are extremely pleased with our ability to quickly react to the spike in demand and exceed our customers’ delivery expectations,” said Rich Dell, President and CEO. “While we are pleased with our first quarter results, we are continuing to monitor customer demand and working capital requirements as a result of the downturn in the U.S. housing market and its impact on the U.S. economic environment.”

Borrowings outstanding under our revolving credit facility were $53.8 million at December 29, 2007, a decrease of $25.6 million from $79.4 million at December 30, 2006. Availability under our revolving credit facility was $37.4 million at December 29, 2007.

“Our focus on managing costs and improving working capital are reflected in the lower level of borrowing under our revolver at December 29, 2007 versus December 30, 2006,” noted David Nuti, CFO.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

* The Company’s liquidity and capital resources;

* Increased concentration of its customers;

* Sales levels to existing and new customers;

* Availability of raw materials;

* Risks relating to foreign sourcing, foreign operations;

* General economic conditions, including downturns in housing markets;

* Changing consumer preferences;

* Seasonality and adverse weather conditions;

* Competitive pressures and trends;

* Product liability claims;

* New product and customer initiatives;

* Our ability to pay our debt or obtain alternative financing; and

* The Company’s ability to successfully consummate and integrate acquisitions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 29, 2007	September 29, 2007
Assets
Current assets:
Cash and cash equivalents	$7,899	$5,182
Trade receivables, net	59,366	56,306
Inventories	130,385	115,063
Deferred income taxes	1,740	752
Other current assets	5,698	5,509
Total current assets	205,088	182,812
Property, plant and equipment, net	63,300	66,055
Intangibles, net	73,150	73,324
Goodwill	59,370	59,320
Other noncurrent assets	10,337	11,274
Total assets	$411,245	$392,785
Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$44,063	$35,341
Accrued interest payable	9,994	6,254
Accrued expenses and other current liabilities	20,376	23,432
Revolving loan	53,765	42,498
Current portion of long-term debt and capital lease obligations	596	612
Total current liabilities	128,794	108,137
Deferred income taxes	20,127	20,477
Long-term debt	300,516	300,578
Accrued retirement benefits	11,761	10,943
Other liabilities	9,658	6,638
Total liabilities	470,856	446,773
Commitments and contingencies
Stockholder’s deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(159,495)	(155,707)
Accumulated other comprehensive income	2,923	4,758
Total stockholder’s deficit	(59,611)	(53,988)
Total liabilities and stockholder’s deficit	$411,245	$392,785

ATT Holding Co.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Thirteen week period ended December 29, 2007		Thirteen week period ended December 30, 2006
Net sales	$98,781	100.0%	$84,942	100.0%
Cost of goods sold	73,407	74.3%	62,615	73.7%
Gross profit	25,374	25.7%	22,327	26.3%
Selling, general, and administrative expense	21,468	21.7%	20,702	24.4%
Loss on disposal of fixed assets	286	0.3%	535	0.6%
Amortization of intangible assets	342	0.3%	373	0.4%
Operating income	3,278	3.3%	717	0.8%
Interest expense, net	8,506	8.6%	8,622	10.2%
Other (income) expense	(2,290)	-2.3%	129	0.2%
Loss before income taxes	(2,938)	-3.0%	(8,034)	-9.5%
Income tax expense	850	0.9%	1,142	1.3%
Net loss	$(3,788)	-3.8%	$(9,176)	-10.8%

ATT Holding Co.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Thirteen week period ended December 29, 2007	Thirteen week period ended December 30, 2006
Net loss	$(3,788)	$(9,176)
Depreciation of property, plant and equipment	3,878	3,890
Amortization of intangible assets	342	373
Interest expense, net	8,506	8,622
Income tax expense	850	1,142
EBITDA (a)	9,788	4,851
Adjustments to EBITDA
Cost savings initiatives (b)	(77)	840
ERP expenses (c)	—	26
One-time costs for new long handle tool distribution (d)	114	114
Equity sponsor fees and other expenses (e)	1,172	841
Impairment charges (f)	—	52
Loss on disposal of fixed assets (g)	286	535
Gain on foreign currency (h)	(2,329)	—
Adjusted EBITDA (a)	$8,955	$7,259

(a) “EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(f) Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.

(g) Consists of losses on the dispostion of property, plant and equipment.

(h) Represents gain on foreign currency. For the period ended December 29, 2007, other income consists primarily of an unrealized foreign currency gain on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.